UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53290

Delaware	26-2940963
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10005 Muirlands Boulevard
Suite G
Irvine, California 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

Effective December 13, 2016, ChromaDex Corporation (the “Company”) entered into an indemnity agreement (the “Indemnity Agreement”) with each of its existing directors and executive officers. The Indemnity Agreements supersede any indemnity agreement that the Company previously entered into with its directors or executive officers.
The Indemnity Agreement, the form of which the Board of Directors of the Company previously approved on November 8, 2016, provides that the Company may be required to indemnify each of the covered directors and executive officers for claims arising in such person's capacity as a director, executive officer, employee or other agent of the Company. The rights of each director or executive officer party to an Indemnity Agreement are in addition to any other rights such person may have under the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or otherwise under Delaware law.
The above description of the Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnity Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item9.01
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2016	CHROMADEX CORPORATION

	By:	/s/ Frank L. Jaksch, Jr.
Frank L. Jaksch, Jr.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Indemnity Agreement